Exhibit 4D

THIRTY-FOURTH

SUPPLEMENTAL INDENTURE

FROM

WISCONSIN PUBLIC SERVICE
CORPORATION

TO

FIRSTAR BANK, NATIONAL ASSOCIATION
(Successor to Firstar Trust Company,
Formerly Known as First Wisconsin Trust Company)

TRUSTEE

______________

DATED AS OF AUGUST 1, 2001

______________

SUPPLEMENTAL
To
First Mortgage and Deed of Trust
Dated as of January 1, 1941

WISCONSIN PUBLIC SERVICE CORPORATION
THIRTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of August 1, 2001

TABLE OF CONTENTS

____________

Article I Form of Execution of Bonds of New Series
Sec. 1.01	Terms of bonds of new series	9
Sec. 1.02	Limitation of new series to $150,000,000	9
Sec. 1.03	Optional redemption of bonds of new series by Company	9
Sec. 1.04	Notice of, and selection of bonds of new series for, redemption	10
Sec. 1.05	Redemption in event of default under section 6.01 of the Senior Indenture	11
Sec. 1.06	Partial redemption and payments of redemption price without presentation of bonds and new series	11
Sec. 1.07	Company not obligated to make any transfer of bonds of new series for fifteen days before any interest payment date	11
Sec. 1.08	Charges for transfer of bonds of new series	11
Sec. 1.09	Bonds of new series may be signed by facsimile signatures of Company officers	11
Sec. 1.10	Payment dates falling on Saturday, Sunday or legal holiday	12
Sec. 1.11	Bonds of new series redeemed or paid not reissuable, but may be basis for issuance of bonds of different series, credits or cash withdrawals	12

Article II Confirmation of Lien
Sec. 2.01	Granting clauses and habendum	12

Article III Particular Covenants of the Company
Sec. 3.01	Duly authorized by law to execute and deliver Supplemental Indenture and issue bonds	13
Sec. 3.02	Covenant of lawful possession, right to mortgage property and to maintain lien of Indenture.	13
Sec. 3.03	Payment of principal and interest	13
Sec. 3.04	Nonliability of Trustee	13

Article IV Miscellaneous
Sec. 4.01	Recitals not made by Trustee. No representations made by Trustee. Trust accepted subject to terms and conditions of Indenture	13
Sec. 4.02	Supplemental Indenture to be construed as part of Indenture	14
Sec. 4.03 (a)	References to either party to Supplemental Indenture includes successors or assigns	14
(b)	Table of contents and descriptive headings of articles not to affect meaning	14
Sec. 4.04 (a)	Trust Indenture Act requirements control	14
(b)	Severability of Supplemental Indenture provisions and bond provisions	14
Sec. 4.05	Provisions for execution in counterparts	14
Sec. 4.06	Supplemental Indenture effective on execution and delivery	14
Sec. 4.07	Names and addresses of debtor and secured party	14

        Thirty-Fourth Supplemental Indenture, made as of the 1st day of August, 2001, by and between Wisconsin Public Service Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay in said State (hereinafter sometimes called the "Company"), party of the first part, and Firstar Bank, National Association, (successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its principal office in the City of Cincinnati in the State of Ohio, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

        Whereas, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the "1941 Mortgage") and has heretofore executed and delivered to the predecessor of the Trustee supplemental indentures dated and hereinafter referred to as follows:

Supplemental Indenture Dated (as of)	Hereinafter referred to as
November 1, 1947	First Supplemental Indenture*
August 1, 1948	Second Supplemental Indenture
September 1, 1949	Third Supplemental Indenture
November 1, 1950	Fourth Supplemental Indenture*
May 1, 1953	Fifth Supplemental Indenture*
January 1, 1954	Sixth Supplemental Indenture
October 1, 1954	Seventh Supplemental Indenture
December 1, 1957	Eighth Supplemental Indenture
November 1, 1959	Ninth Supplemental Indenture
October 1, 1963	Tenth Supplemental Indenture
June 1, 1964	Eleventh Supplemental Indenture
November 1, 1967	Twelfth Supplemental Indenture
April 1, 1969	Thirteenth Supplemental Indenture
August 1, 1970	Fourteenth Supplemental Indenture
May 1, 1971	Fifteenth Supplemental Indenture
August 1, 1973	Sixteenth Supplemental Indenture*
September 1, 1973	Seventeenth Supplemental Indenture
October 1, 1975	Eighteenth Supplemental Indenture
February 1, 1977	Nineteenth Supplemental Indenture
July 15, 1980	Twentieth Supplemental Indenture
December 1, 1980	Twenty-First Supplemental Indenture*
April 1, 1981	Twenty-Second Supplemental Indenture
February 1, 1984	Twenty-Third Supplemental Indenture
March 15, 1984	Twenty-Fourth Supplemental Indenture
October 1, 1985	Twenty-Fifth Supplemental Indenture
December 1, 1987	Twenty-Sixth Supplemental Indenture*
September 1, 1991	Twenty-Seventh Supplemental Indenture
July 1, 1992	Twenty-Eighth Supplemental Indenture
October 1, 1992	Twenty-Ninth Supplemental Indenture
February 1, 1993	Thirtieth Supplemental Indenture
July 1, 1993	Thirty-First Supplemental Indenture
November 1, 1993	Thirty-Second Supplemental Indenture
December 1, 1998	Thirty-Third Supplemental Indenture

 _________________

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.

(said 1941 Mortgage, as supplemented, amended or modified by the aforesaid Supplemental Indentures, being hereinafter referred to as the "Indenture", except as such term is differently defined and used in and for the purposes of the Form of Bond of Collateral Series B and the Form of Trustee's Certificate hereinafter set forth), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

        Whereas, Section 2.01 of the 1941 Mortgage provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

        Whereas, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Supplemental Indentures bonds of several series designated "First Mortgage Bonds, 8.80% Series due September 1, 2021", "First Mortgage Bonds, 6⅛% Series due October 1, 2005", "First Mortgage Bonds, 7.30% Series due October 1, 2002", "First Mortgage Bonds, 6.80% Series due February 1, 2003", "First Mortgage Bonds, 7⅛% Series Due July 1, 2023" First Mortgage Bonds Due February 1, 2013 and "First Mortgage Bonds Collateral Series A"; and

        Whereas, the Company has agreed to issue $150,000,000 in aggregate principal amount of Senior Notes 6⅛% Series Due August 1, 2011 (the "Related Securities") pursuant to an Indenture, dated as of December 1, 1998, between the Company and Firstar Bank, National Association, as trustee (the "Senior Trustee") as supplemented; and

        Whereas, in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Related Securities, the Company is desirous of providing for the issuance under the Indenture of bonds of a new series designated as "First Mortgage Bonds, Collateral Series B", in an aggregate principal amount of not more than $150,000,000, the bonds of said series to be issued as registered bonds without coupons in any denominations that the Company may from time to time execute and deliver, the bonds of said series, the Trustee's Certificate, and the Form of Prepayment Record to be substantially in the tenor following:

(Form of Bond of Collateral Series B)

Wisconsin Public Service Corporation

(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond, Collateral Series B

No._____________                                                                                                     $150,000,000

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES B (HEREINAFTER, "COLLATERAL BONDS"), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO FIRSTAR BANK, NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE "SENIOR TRUSTEE") UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS PREVIOUSLY SUPPLEMENTED AND AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE THERETO DATED AS OF AUGUST 1, 2011 (AS SO SUPPLEMENTED, THE "SENIOR INDENTURE"). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $150,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES, 6⅛% SERIES DUE AUGUST 1, 2011 (THE "RELATED SECURITIES") ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.

Wisconsin Public Service Corporation, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to FIRSTAR BANK, NATIONAL ASSOCIATION, as trustee for the benefit of the holders of the Related Securities, or registered assigns (in such capacity, the "Senior Trustee"), at the Corporate Trust Office of Firstar Bank, National Association, in Cincinnati, Ohio, on the 1st day of August, 2011, the sum of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000) in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of six and one-eighth per cent (6⅛%) per annum, in like money, until the principal hereof becomes due and payable, said interest being payable on the 1st day of February and on the 1st day of August in each year commencing February 1, 2002. The principal and interest so payable on any February 1 or August 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company's books for registration and registration of transfer.

        The provisions of this bond are continued on the reverse hereof or attached pages and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        This bond shall not be valid or become obligatory for any purpose unless and until Firstar Bank, National Association, (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

        In Witness Whereof, Wisconsin Public Service Corporation has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of: August 15, 2001

Wisconsin Public Service Corporation,

By:________________________________
            ___________President

Attest:

Secretary

(Form of Trustee's Certificate)

        This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.

Firstar Bank, National Association,
  As Trustee

By:_______________________________
            Authorized Signature

(Text appearing on reverse side of bond or attached pages)

        This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the "Indenture") dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by Firstar Bank, National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the "Supplemental Indenture") dated as of August 1, 2001, between the Company and the Trustee, which is supplemental to the Indenture.

        The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Bonds of this Series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such Bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. "Release Date" means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Bonds of this Series and other Bonds pledged as security for Securities issued under the Senior Indenture (collectively "Collateral Bonds"), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the Bonds of this Series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company's obligations in respect of the Collateral Bonds shall be satisfied and discharged.

        With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

        The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

        The bonds of this Series are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Supplemental Indenture) plus two-tenths of one percent (.20%), plus in each case accrued interest thereon to the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.

        Notice of any such redemption shall be hand delivered or mailed not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company's books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

        In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

        This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal office of the Trustee at Cincinnati, Ohio, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

        No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

(End of text of bond)

(Form of Prepayment Record)

PREPAYMENT RECORD

Principal Amount Of Bond $__________

 Date of maturity: August 1, 2011

Prepayments on Principal
Amount	Date	Balance Outstanding	Signature of Authorized Officer and Title

and

        Whereas, the 1941 Mortgage provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of providing the terms and conditions of the issue of the bonds of any new series; and

        Whereas, the Company is presently engaged within the States of Wisconsin and Michigan in transmitting, conveying, distributing, supplying and serving electricity and gas and intends that this Supplemental Indenture shall be received for record and for filing in the appropriate public offices of said States or of any other jurisdiction in which there may be located from time to time properties intended to be subject to the lien of the Indenture in the manner and with the effect provided by their respective laws in respect to mortgages by, and security interests in existing and hereafter acquired properties of, a corporation so engaged; and

        Whereas, the execution and delivery of this Supplemental Indenture and the issue of bonds as in this Supplemental Indenture and the Indenture provided have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

        Whereas, all things necessary to make the bonds of Collateral Series B, when duly issued and executed by the Company, and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed and the issue of said bonds, as in this Supplemental Indenture and the Indenture provided, has been in all respects duly authorized;

        Now, Therefore, This Supplemental Indenture Witnesseth: Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with Firstar Bank, National Association, as Trustee, as follows:

Article I.

Form And Execution Of Bonds Of New Series

        SECTION 1.01. There is hereby created, for issuance under the Indenture on the date of authentication and delivery of the Related Securities, a series of bonds designated as Collateral Series B (herein sometimes referred to as the bonds of Collateral Series B), each of which shall bear the descriptive title "First Mortgage Bond, Collateral Series B". The bonds of said series shall be issued only in the form of registered bonds without coupons and shall be substantially of the tenor and purport, and in the form, hereinbefore recited. The bonds of said series shall mature on August 1, 2011, and shall be issued in any denominations that the Company may execute and deliver. The bonds of said series shall bear interest at the rate of six and one-eighth percent (6⅛%) per annum, payable semiannually on February 1 and August 1 of each year commencing February 1, 2002. Bonds of said series issued prior to February 1, 2002 shall be dated as of August 1, 2001 and bonds of said series issued on and after February 1, 2002 shall be dated as provided in Section 2.09 of the 1941 Mortgage. Principal and interest will be payable to the registered owner of the bonds of said series, and at the address thereof, appearing on the Company's books for registration and registration of transfer. Said bonds will be nontransferable except to the Senior Trustee and successors thereto, if any.

        SECTION 1.02. The aggregate principal amount of all bonds of Collateral Series B which may at any time be certified, issued and outstanding shall be limited to $150,000,000, and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the 1941 Mortgage.

        SECTION 1.03. The bonds of Collateral Series B are subject to redemption prior to maturity at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as hereinafter defined) plus two-tenths of one percent (.20%), plus in each case accrued interest to the date of redemption. The redemption price shall be set forth in an Officers' Certificate delivered to the Trustee on or before the redemption date.

        "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of Collateral Series B that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Collateral Series B. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Referenced Treasury Dealer Quotations for such redemption date or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company.

        SECTION 1.04. In the event that the Company shall desire to exercise its right to redeem and pay all or any part of the bonds of Collateral Series B pursuant to Section 1.03, it shall, except as modified herein, comply with the terms and conditions of Article XI of the Indenture with regard to the redemption of bonds of any series secured thereby, and such redemption shall be made under and subject to the terms and provisions of said Article XI and in the manner and with the effect stated therein; provided, however, (a) the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those bonds of Collateral Series B which are to be redeemed if only a part thereof are to be redeemed, and payments in redemption of bonds of Collateral Series B shall be made directly by the Company to the registered owners of the bonds entitled thereto; and (b) the provisions of Section 11.03(b) of the 1941 Mortgage shall not be applicable to any such redemption. The Company shall not exercise any option to redeem on any date all or any part of the bonds of Collateral Series B unless it shall give a valid direction under the Senior Indenture for the redemption on such date of an equal amount of Related Securities. Notice of each such redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, at least forty-five (45) days prior to the redemption date, to the registered owner of the bonds which are to be redeemed at its address appearing on the Company's books for registration and registration of transfer. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the bonds. All bonds so redeemed shall forthwith be delivered to the Trustee and cancelled, but only when the principal, premium, if any, and accrued interest thereon is paid in full. The Trustee, when required to select bonds of Collateral Series B for redemption, shall promptly notify the Company, and the Company, when selecting bonds of Collateral Series B for redemption, shall promptly notify the Trustee, in writing of the distinctive numbers of the bonds selected for redemption in whole or in part. For the purpose only of complying with the Indenture (particularly Section 11.02 thereof) in connection with the redemption of bonds of Collateral Series B, for each $1,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee or the Company shall deem appropriate.

        SECTION 1.05. The Company shall call for redemption all of the bonds of the Collateral Series B then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event that an event of default has occurred and is continuing under Section 6.01 of the Senior Indenture, and the Senior Trustee has declared the principal of all Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) pursuant to Section 6.02 of the Senior Indenture. The redemption date shall be the accelerated maturity date of the Related Securities; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series B, the acceleration of the Related Securities is waived or annulled. Any provision of Article XI of the Indenture notwithstanding, no prior notice of such redemption of the bonds of Collateral Series B to the Trustee or the Senior Trustee shall be required.

        SECTION 1.06. Subject to the provisions of Section 1.04, Bonds of Collateral Series B may be redeemed in part, but the portion of any such bond so redeemed in part shall be One Thousand Dollars ($1,000) or an integral multiple thereof. In case any bond shall be redeemed in part only, payment of the redemption price of such portion of the bond of Collateral Series B shall be made by the Company (or Trustee, as the case may be) to the registered owner thereof, at its address appearing on the Company's books for registration and registration of transfer of bonds of Collateral Series B without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and Trustee) a written commitment from such registered owner to the effect that (1) payments will be so made, and (2) such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered owner of any bond of Collateral Series B, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.

        SECTION 1.07. The Company shall not be obligated to make any transfer of bonds of Collateral Series B for a period of fifteen (15) calendar days next preceding any interest payment date, or next preceding any selection by lot of bonds to be redeemed. The Company shall not be obligated to make transfers of any bonds called or being called for redemption.

        SECTION 1.08. No charge shall be made to any registered owner of any bond of Collateral Series B for any transfer of bonds of said series except for any tax or other governmental charge required to be paid in connection therewith.

        SECTION 1.09. The signatures of the President or a Vice President and of the Secretary or an Assistant Secretary upon the bonds of Collateral Series B may be facsimile signatures imprinted or otherwise reproduced on such bonds. Any such facsimile signature shall have the same effect and shall be subject to the same provisions set forth in Section 2.13 of the 1941 Mortgage as to signatures upon bonds generally.

        SECTION 1.10. In the event that an interest payment or maturity date or a date fixed for redemption of any bond of Collateral Series B shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the owner are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the owner are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

        SECTION 1.11. Bonds of Collateral Series B which have been redeemed or have been paid at maturity shall not be reissued as bonds of said series, but may be made the basis for the issuance of additional bonds of any series hereafter created, or credits may be taken or cash withdrawn on the basis thereof under any applicable provisions of the 1941 Mortgage or any future supplemental indenture.

Article II.

Confirmation of Lien

        SECTION 2.01. The Company, in order to record the description of, and confirm unto the Trustee, certain property acquired after the execution and delivery of the 1941 Mortgage and now subject to the lien thereof by virtue of the provisions of the 1941 Mortgage conveying to the Trustee property acquired after its execution and delivery, by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Firstar Bank, National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length;

        Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

        To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

Article III.

Particular Covenants Of The Company

        In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

        SECTION 3.01. That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to create and issue the bonds of Collateral Series B, and to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the creation and issue of said bonds and the execution of this Supplemental Indenture has been duly and effectually taken, and that said bonds when issued and delivered to the owners thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage and deed of trust to secure the payment of said bonds.

        SECTION 3.02. That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

        SECTION 3.03. That the Company will duly and punctually pay to the registered owner of bonds of Collateral Series B issued under and secured by the Indenture and this Supplemental Indenture the principal and interest of said bonds at the dates and place and in the manner mentioned in such bonds.

        SECTION 3.04. That the Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this Article III.

Article IV.

Miscellaneous

        SECTION 4.01. The recitals of fact herein and in the bonds hereby created contained (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the validity of this Supplemental Indenture or of the bonds issued under the Indenture by virtue hereof. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

        SECTION 4.02. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

        SECTION 4.03. (a) Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        (b) The table of contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        SECTION 4.04. (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or of the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

        (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds, issued hereunder and under the Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

        SECTION 4.05. This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        SECTION 4.06. This Supplemental Indenture shall be effective and binding from and after the time of actual execution and delivery thereof, notwithstanding the fact that such execution and delivery may occur prior or subsequent to August 1, 2001.

        SECTION 4.07. The debtor and its mailing address is WISCONSIN PUBLIC SERVICE CORPORATION, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is FIRSTAR BANK, NATIONAL ASSOCIATION, Corporate Trust Department, Sixth Floor, 425 Walnut Street, Cincinnati, Ohio 45202.

        In Witness Whereof, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman, President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed by its President, a Vice President or an Assistant Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done as of the first day of August 2001.

Wisconsin Public Service Corporation,

/s/ Ralph G. Baeten
 Ralph G. Baeten
Senior Vice President-Finance and Treasurer

(SEAL)

Attest:

/s/ Barth J. Wolf
Barth J. Wolf
Secretary and Manager-Legal Services

Executed by Wisconsin Public Service
Corporation, in presence of:

/s/ Michael R. Zwiers
Michael R. Zwiers

/s/ Christine G. Wiesner
Christine G. Wiesner

Firstar Bank, National Association,
As Trustee,

By: /s/ Robert T. Jones
Robert T. Jones
Vice President and Senior Trust Officer

~~(SEAL)~~

Attest:

 /s/ Bill Sicking
 William E. Sicking
Senior Trust Officer

Executed by Firstar Bank, National Association
in presence of:

/s/ Jennifer O'Neal-Douga
Jennifer O'Neal-Douga

/s/ Staci Carver
Staci Carver

State Of Wisconsin    }
                                 } ss.
Brown County           }

         Personally came before me this 15th day of August, A.D. 2001, Ralph G. Baeten, to me known to be the Senior Vice President-Finance and Treasurer, and Barth J. Wolf, to me known to be the Secretary of the above-named Wisconsin Public Service Corporation, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Ralph G. Baeten and Barth J. Wolf then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

        Given under my hand and notarial seal this 15th day of August, A.D. 2001.

/s/ Mark Van De Laarschot
Mark Van De Laarschot
Notary Public, Brown County, Wisconsin
My commission expires: September 14, 2003

(Notarial Seal)

State Of Ohio     }
                          } ss.
Hamilton County }

    Personally came before me this 14th day of August, A.D. 2001, Robert T. Jones, to me known to be a Vice President and Senior Trust Officer, and William E. Sicking, to me known to be a Senior Trust Officer of the above-named Firstar Bank, National Association, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Robert T. Jones and William E. Sicking then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

        Given under my hand and notarial seal this 14th day of August, A.D. 2001.

/s/ Staci Carver
Staci ~~Culver~~ Carver
Notary Public, Hamilton County, Ohio
My commission expires:   October 26, 2002

(Notarial Seal)

This instrument was drafted by Attorney Michael S. Nolan of the law firm of Foley & Lardner, Milwaukee, Wisconsin.

A-1

SCHEDULE A

    The property referred to in Article II of the foregoing Supplemental Indenture from Wisconsin Public Service Corporation to Firstar Bank, National Association (successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, dated as of August 1, 2001 is that herein specifically described and enumerated or referred to in this Schedule A.

Part I - PROPERTY LOCATED IN WISCONSIN

BROWN COUNTY

Work Order 0150097015

    Lot Ten (10), Block Twenty-six (26), according to the recorded Plat of Eastman's Addition, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Project ID 0150096000

    Lot One (1) of Volume 38 Certified Survey Maps, Page 52, said map being a part of Lots Forty-one (41), Forty-two (42) and Fifty (50), according to the recorded Plat of Lawton Farms, in the Village of Ashwaubenon, Brown County, Wisconsin, and vacated streets as described in Vol. 639 Records, Page 561.

Project ID 0150099002

    Lot One (1) of Vol. 40 Certified Survey Maps, page 96; said Map being part of the Southwest Quarter of the Southwest Quarter (SW 1/4 of the SW 1/4), Section Three (3), Township Twenty-two (22) North, Range Twenty (20) East, in the Town of Rockland, Brown County, Wisconsin.

Project ID 0150099016

    Lot Nine (9), Block Twenty-six (26), according to the recorded Plat of Eastman's Addition, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Project ID 0150000797

    Lots Seventy-eight (78), Eighty (80), Eighty-two (82) and Eighty-four (84), all in Block Twenty-three (23), according to the recorded Plat of De Pere Company's Addition, in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Project ID 0150000792

    Outlot (1) of Vol. 41 Certified Survey Maps, Page 75, Map No. 6185, said Map being a part of Government Lot Three (3), Section Thirteen (13), Township Twenty-two (22) North, Range Nineteen (19) East, in the Town of Lawrence, Brown County, Wisconsin.

Project ID 0150000805

    Lot One (1) of Vol. 41 Certified Survey Maps, page 253, Map No. 6253; said Map being part of the Northwest Quarter of the Northwest Quarter (NW 1/4 of the NW 1/4), Section Twelve (12), Township Twenty-four (24) North, Range Nineteen (19) East, in the Village of Howard, Brown County, Wisconsin.

CALUMET COUNTY

Project ID 0150099003

    Lot One (1) of Certified Survey Map No. 2316 as recorded in the Office of the Register of Deeds for Calumet County on October 20, 2000 at 2:00 PM in Volume 17 of Certified Survey Maps, Page 166 as Document No. 308323; being a part of the Southwest Quarter of the Southwest Quarter (SW 1/4 of the SW 1/4), Section Eight (8), Township Eighteen (18) North, Range Twenty (20) East, Town of Charlestown, Calumet County, Wisconsin.

KEWAUNEE COUNTY

WO 0150097012

    Lot One (1) of Vol. 3 Certified Survey Maps, Page 250, said map being a part of the West Half of the Northwest Quarter (W 1/2 of NW 1/4), Section Thirty-three (33), Township Twenty-four (24) North, Range Twenty-three (23) East, in the Town of Luxemburg, Kewaunee County, Wisconsin.

MANITOWOC COUNTY

Custer Street Regulator Station

PARCEL XV

        Beginning at the Southeast corner (SE) of the Northeast Quarter (NE 1/4) of Section Twenty-Five (25), Township Nineteen (19) North, Range Twenty-Three (23) East in the City of Manitowoc, Manitowoc County, Wisconsin; thence West 208.1 feet along the quarter (1/4) section line; thence North, parallel to the range line 33 feet to the North street line of Custer Street and the point of beginning of this description; thence North 150 feet; thence West parallel to the North street line of Custer Street, 35 feet; thence South 150 feet to the North street line of Custer Street; thence East along said street line, 35 feet to the point of beginning, all in the City of Manitowoc, Manitowoc County, Wisconsin.

AND;

    Beginning at the Southeast corner of the Northeast quarter (NE 1/4) of Section Twenty-five (25), Township Nineteen (19) North, Range Twenty-three (23) East, in the City of Manitowoc, Manitowoc County, Wisconsin; thence West a distance of 203.1 feet along the quarter section line; thence North and parallel to the range line a distance of 33 feet to the North right-of-way line of Custer Street and the point of real beginning; thence North a distance of 150 feet; thence West and parallel with the North right-of-way of Custer Street a distance of 5 feet; thence South a distance of 150 feet to the North right-of-way line of Custer Street; thence East along said right-of-way line distance of 5 feet back to the point of real beginning.

Manitowoc Operations Building

PARCEL I

    The South half (S 1/2) of Lot Five (5), except the West 35 feet and the North half (N 1/2) of Lot Five (5) and the South 16 inches of Lot Four (4), all in Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL II

    The East 150 feet of the North half (N 1/2) of Lot Six (6), Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL III

    The East 90 feet of the South half (S 1/2) of Lot Six (6), the East 90 feet of Lot Seven (7), all of Lot Eight (8) and the East half (E 1/2) of Lot Nine (9), all in Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL IV

    The West sixty (60) feet of the East One Hundred Fifty (150) feet of Lot Seven (7) in Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL V

    The West half (W 1/2) of Lot Nine (9), Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL VI

    The East half (E 1/2) of Lot Ten (10), Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL VII

    The West half (W 1/2) of Lot Ten (10) and all of Lot Eleven (11), Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL VIII

    Lot Twelve (12), Block One Hundred Twenty (120), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

Manitowoc Storage Facility

PARCEL XIII

    The North 20 feet of the West 34 feet of Lot Two (2) and the North 20 feet of the East 15 feet of Lot Three (3); ALL IN Block One Hundred Fifty-three (153), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

PARCEL XIV

    Lot Six (6), Block One Hundred Fifty-three (153), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

Peak Street Shaving Plant

PARCEL IX, X, XI, XII

    Lots Ten (10), Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16) and the North half (N 1/2) of Lots Seventeen (17) and Eighteen (18), all in Block Two Hundred Three (203), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

AND;

    The South half (S 1/2) of Lot Six (6), all of Lots Seven (7), Ten (10), Eleven (11), Fourteen (14) and Fifteen (15), Block Two Hundred Two (202), and all of Lots Five (5), Eight (8) and Nine (9), Block Two Hundred Three (203), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin.

AND;

    A part of the North half (N 1/2) of Lot Eighteen (18), Block Two Hundred Two (202), according to the recorded Original Plat of the City of Manitowoc, Manitowoc County, Wisconsin, described as follows:

        Commencing at the Northeast corner thereof and thence Westerly along the North boundary of said lot to the Northwest corner thereof; thence Southerly along the Westerly boundary of said Lot 18 to a point distant 30 feet Northerly, measured at right angles, from the center line of the main tract of the Chicago and North Western Transportation Company, as said main tract is now located; thence Easterly parallel with said main tract center line to the Easterly boundary of said Lot 18; thence Northerly along the Easterly boundary of said Lot 18 to the point of beginning.

AND;

    Commencing at the Southeast corner of the North half (N 1/2) of Lot 18, Block 202; thence Northerly along the Westerly edge of vacated 22nd Street to the Northeast corner of the South one-half (S 1/2) of Lot 6 of said Block 202; thence Easterly along the Easterly extension of the North boundary line of the said South half (S 1/2) of said Lot 6 to the center of said vacated 22nd Street; thence North to the Westerly extension of the North boundary line of Lot 5 of Block 203; thence Easterly along said Westerly extension to the Northwest corner of said Lot 5, Block 203; thence Southerly along the Easterly edge of vacated 22nd Street to the Southwest corner of the North one-half (N 1/2) of Lot 17, Block 203; thence Westerly along the Westerly extension of the South boundary line of the North half (N 1/2) of Lot 17, Block 203 to the place of commencement, all in the City of Manitowoc, Manitowoc County, Wisconsin, according to the recorded Original Plat thereof.

AND;

    The vacated portion of South 22>nd Street lying between Blocks 202 and 203 from the South line of Clark Street to the South line of the Chicago and Northwestern Railroad Company Right-of-Way.

EXCEPTING THEREFROM the following described property:

    A parcel of land located in the Southeast quarter of the Northwest quarter (SE 1/4 of NW 1/4), Section Thirty (30), Township Nineteen (19) North, Range Twenty-four (24) East, in the City of Manitowoc, Manitowoc County, Wisconsin, also being part of Lots 11, 14, 15 and 18, Block 203 of the Original Plat of the City of Manitowoc and being more particularly described as follows:

        Commencing at the Southeast corner of said Block 203; thence North along the East line of said Block 203, also being the West right-of-way line of South 21st Street, a distance of 125 feet to the true point of beginning; thence continuing North along said West right-of-way line, a distance of 185.00 feet; thence South 05 degrees 21 minutes 11 seconds West a distance of 150.05 feet; thence South a distance of 35.62 feet; thence East a distance of 14.00 feet to the true point of beginning,

MARATHON COUNTY

Project ID 0150099017

    Lot One (1) of Certified Survey Map No. 9365 recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in Volume 37 of Certified Survey Maps on Page 188; being a part of the North one-half (N 1/2) of the Southwest quarter (SW 1/4) of Section Thirty-two (32), Township Twenty-nine (29) North, Range Seven (7) East, in the Town of Stettin (now City of Wausau), Marathon County, Wisconsin.

Project ID 0150099024

    Lot Two (2), of Certified Survey Map No. 11012 recorded in the Office of the Register of Deeds for Marathon County, Wisconsin on November 9, 1999 in Volume 46 of Certified Survey Maps on Page 64, as Document No. 1190698; being a part of the Southwest Quarter (SW 1/4) of the Fractional Section Six (6), Township Twenty-eight (28) North, Range Four (4) East, in the Town of Wien, Marathon County, Wisconsin.

 Wausau Office Site

    Lot Eleven (11); and the North 120 feet of Lot Twelve (12); and the South seven (7) feet of the East four (4) feet of the North one hundred twenty-seven (127) feet of Lot Twelve (12), all in Single's Addition to the City of Wausau, Marathon County, Wisconsin.

 730 Forest Street - Wausau Plant Site

    The East one-half (E 1/2) of Lots one (1) and Twelve (12), all of Lots Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10) and Eleven (11), all in Block Seven (7) of A. Warren Jr.'s Second Addition to Wausau, Marathon County, Wisconsin; together with the vacated alley lying adjacent to above Lots; excepting that part thereof described as follows: Beginning at the Southwest corner of the East one-half (E 1/2) of Lot 12 and running thence North, 112 feet; thence Easterly, 120 feet to a point 110.6 feet North of the Southeast corner of the West one-half (W 1/2) of Lot 10; thence South, to the Southeast corner of the said West one-half (W 1/2) of Lot 10; and thence West, along the South line of Lots 10, 11 and 12, 120 feet to the place of beginning.

 Callon Regulating Station Site

    That part of the Southeast quarter (SE 1/4) of the Southwest quarter (SW 1/4) of Section Twenty-three (23), Township Twenty-eight (28) North, Range Eight (8) East, in the Village of Weston, Marathon County, Wisconsin, described as follows:

    Beginning at a point on the West right of way line of Zinser Road which is 622 feet North of the center line of Weston Avenue; thence West, 60 feet; thence North, 60 feet, thence East, 60 feet to the right of way line of Zinser Road; and thence South, 60 feet to the point of beginning.

 Edgar Regulating Station Site

    The North ninety-three (93) feet of the West sixty (60) feet of the East one-half (E 1/2) of the Northeast quarter (NE 1/4) of the Northwest quarter (NW 1/4), Section Twelve (12), Township Twenty-eight (28) North, Range Four (4) East; excepting the North two (2) rods thereof conveyed for highway purposes, in the Town of Wien, Marathon County, Wisconsin.

Eland Regulating Station Site

    The South ninety-three (93) feet of the East sixty (60) feet of the Southwest quarter (SW 1/4) of the Southeast quarter (SE 1/4) of Section Thirty-six (36), Township Twenty-eight (28) North, Range Ten (10) East, in the Town of Norrie, Marathon County, Wisconsin.

Hatley Regulating Station Site

    Lot five (5) of Assessor's Plat Number 1, in the Town of Norrie, Marathon County, Wisconsin.

Pipe and Equipment Storage, Wausau Plant

    Land described in Certified Survey Map No. 461 recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in Volume 2 of Certified Survey Maps on page 211; being Lots nine (9) and ten (10) in Block one (1) of Dunbar and Brown's Central Addition to the City of Wausau, Marathon County, Wisconsin; together with that part of vacated St. Paul Street lying East of and contiguous to Certified Survey Map No. 461 recorded in said Register's office in Volume 2 of Certified Survey Maps on page 211; subject to easements of record.

Propane-Air Peak Shaving Site

    Land described in Certified Survey Map No. 959 recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in Volume 4 of Certified Survey Maps on page 149; being a part of the Southeast quarter (SE 1/4) of the Northeast quarter (NE 1/4) of Section thirty-one (31), Township twenty-nine (29) North, Range eight (8) East, in the Town of Wausau, Marathon County, Wisconsin; subject to easements of record.

Ringle Regulating Station Site

    That part of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section Twenty-eight (28), Township Twenty-eight (28) North, Range Nine (9) East, in the Town of Ringle, Marathon County, Wisconsin, described as follows:

    Beginning at a point on the South right of way line of S.T.H. "29", which is 1160 feet East of the right of way post of the South right of way line of S.T.H. "29" at the intersection of the East right of way line of C.T.H. "Q"; thence South 75 feet; thence East 60 feet; thence North 75 feet to the South right of way line of S.T.H. "29"; and thence West 60 feet along the South right of way line of S.T.H. "29" to the point of beginning, subject to easements of record.

 MARINETTE COUNTY

Project ID 0150098029

PARCEL I

    The Southeast Quarter of the Northwest Quarter (SE 1/4 of NW 1/4) of Section Ten (10); Township Thirty (30) North, Range Twenty-three (23) East, Town of Peshtigo, Marinette County, Wisconsin.

 Exception #1

    That part of the Southeast Quarter of the Northwest Quarter (SE 1/4 of NW 1/4) of Section Ten (10), Township Thirty (30) North, of Range Twenty-three (23) East, described as follows: Beginning at a point on the south line of said forty, 189 feet West of the Southeast corner thereof, thence, North, parallel to the East line of said forty, 185 feet; thence Westerly, parallel to the South line of said forty, 160 feet; thence South, parallel to the East line of said forty, to the South line thereof, a distance of 185 feet; thence East 160 feet to the place of beginning.

    A strip of land in the above forty two (2) rods wide, beginning at the Southeast corner of said forty and running West 349 feet for highway purposes.

Exception #2

    That part of the Southeast Quarter of the Northwest Quarter (SE 1/4 of NW 1/4) of Section Ten (10), Township Thirty (30) North, of Range Twenty-three (23) East described as follows: Beginning at the Southeast corner of said forty; thence Westerly along the Southerly line thereof, 189 feet; thence North, parallel to the Easterly line of said forty, 185 feet; thence Easterly, parallel to the South line of said forty, 189 feet; thence South, along the Easterly line of said forty, 185 feet to the point of beginning;

ALSO EXCEPTING any part thereof that lies within Cleveland Avenue.

PARCEL II

    That part of the Southeast Quarter of the Northwest Quarter (SE 1/4 of NW 1/4) of Section Ten (10), Township Thirty (30) North, of Range Twenty-three (23) East, described as follows: Beginning at a point on the south line of said forty, 189 feet West of the Southeast corner thereof, thence North, parallel to the East line of said forty, 185 feet; thence Westerly, parallel to the South line of said forty, 160 feet; thence South, parallel to the East line of said forty, to the South line thereof, a distance of 185 feet; thence East 160 feet to the place of beginning.

AND

    That part of the Southeast Quarter of the Northwest Quarter (SE 1/4 of NW 1/4) of Section Ten (10), Township Thirty (30) North, of Range Twenty-three (23) East, described as follows: Beginning at the Southeast corner of said forty; thence Westerly along the Southerly line thereof, 189 feet; thence North, parallel to the Easterly line of said forty, 185 feet; thence Easterly, parallel to the South line of said forty, 189 feet; thence South, along the Easterly line of said forty, 185 feet to the point of beginning;

    EXCEPTING THEREFROM A strip of land in the above forty Two (2) rods wide, beginning at the Southeast corner of said forty and running West 349 feet for highway purposes and FURTHER EXCEPTING any part thereof that lies within Cleveland Avenue.

 ONEIDA COUNTY

Project ID 0150001939

    A parcel of land in Government Lot Three (3), Section Twelve (12), Township Thirty-six (36) North, Range Eight (8) East, in the Town of Crescent, Oneida County, Wisconsin, described as follows:

    Commencing at the West quarter corner of the aforesaid Section 12, said corner being an iron pipe secured by a birch 7 inch bearing South 12 deg. East, 27.1 feet an Elm 14 inch bearing South 66 deg. East, 18.1 feet; thence North on the Section line and center line (for the greater part) of County Trunk Highway "K" a distance of 840.6 feet; thence East at right angle 33.0 feet to an iron pipe on the East boundary of said Highway "K" which is the place of beginning of the parcel being conveyed; thence North at right angle and parallel the aforesaid Section line 100 feet to an iron pipe; thence East at right angle 176 feet to an iron pipe; thence Southwesterly at an included angle of 52 deg. 45 min. a distance of 125.5 feet to an iron pipe; thence West parallel to the North line of this parcel and (100 feet distant therefrom) a distance of 100 feet to the iron pipe which is the place of beginning.

PORTAGE COUNTY

Project ID 0150000789

    Part of Lot Three (3), of Certified Survey Map No. 1195, Vol. 4, Page 253; said Map being part of the Southeast Quarter of the Southeast Quarter (SE 1/4 of the SE 1/4), of Section Twenty-one (21), Township Twenty-four (24) North, Range Eight (8) East, in the City of Stevens Point, Portage County, Wisconsin, described as follows:

    Commencing at the Southeast corner of said section 21; thence North 0 deg. 11 min. 00 sec. West along the East line of the Southeast Quarter (SE 1/4) of Section 21 a distance of 1265.00 feet; thence South 88 deg. 33 min. 40 sec. West, 33.01 feet to the Point of Beginning on the West line of North Wilshire Drive; thence continuing South 88 deg. 33 min. 40 sec. West, 125.03 feet; thence South 0 deg. 11 min. 00 sec. East, 65.02 feet; thence South 88 deg. 33 min. 40 sec. West, 14.50 feet; thence North 0 deg. 08 min. 45 sec. West, 89.86 feet; thence North 40 deg. 45 min. 14 sec. East, 115.78; thence South 54 deg. 22 min. 46 sec. East, 78.42 feet; thence South 0 deg. 11 min. 00 sec. East, 63.36 feet, returning to the point of beginning.

Being subject to easements and restrictions of record. This parcel contains 11612.94 square feet or .27 acres more or less.

SHEBOYGAN COUNTY

An undivided 13.1% of:

    That part of Government Lot 1 of Fractional Section 2, Town 14 North, Range 23 East, City of Sheboygan, Sheboygan County, Wisconsin, lying 5 feet each side of the following described railroad centerline.

    Commencing at the north quarter corner of said Fractional Section 2; thence South 00 degrees 12 minutes 14 seconds East (Wisconsin South Zone Grid Bearing) along the North-South quarter line, 697.35 feet; thence North 89 degrees 47 minutes 46 seconds East, 307.10 feet to the said railroad centerline and the point of beginning; thence South 14 degrees 17 minutes 21 seconds East, 85.91 feet; thence 275.33 feet along the arc of the curved railroad centerline, said curved railroad centerline being concave westerly, subtended by a radius of 980.45 feet and a chord bearing South 06 degrees 14 minutes 39 seconds East, 274.43 feet; thence South 01 degrees 48 minutes 03 seconds West, 60.08 feet; thence 453.60 feet along the arc of the curved railroad centerline, said curved railroad being concave easterly, subtended by a radius of 830.20 feet and a chord bearing South 13 degrees 51 minutes 06 seconds East, 447.9 feet; thence South 29 degrees 30 minutes 16 seconds East, 102.27 feet; thence 70.32 feet along the arc of the curved railroad centerline, said curved railroad centerline being concave northeasterly, subtended by a radius of 1039.72 feet and a chord bearing South 31 degrees 26 minutes 31 seconds East 70.31 feet; thence South 33 degrees 22 minutes 46 seconds East, 81.60 feet and there terminating.

AND

    That part of Government Lot 2 of Fractional Section 2, Town 14 North, Range 23 East, Town of Wilson, Sheboygan County, Wisconsin, lying 5 feet each side of the following described railroad centerline.

    Commencing at the north quarter corner of said Fractional Section 2; thence South 00 degrees 12 minutes 14 seconds East (Wisconsin South Zone Grid Bearing) along the North-South quarter line, 2244.27 feet; thence North 89 degrees 47 minutes 46 seconds East, 904.03 feet to the said railroad centerline and the point of beginning; thence 96.45 feet along the arc of the curved railroad centerline, said curved railroad centerline being concave northeasterly, subtended by a radius of 718.19 feet and a chord bearing South 37 degrees 55 minutes 59 seconds East, 96.38 feet; thence South 41 degrees 46 minutes 48 seconds East 204.36 feet; thence 99.70 feet along the arc of the curved railroad centerline, said curved railroad being concave northeasterly, subtended by a radius of 4247.46 feet and a chord bearing South 42 degrees 27 minutes 08 seconds East, 99.70 feet; thence South 43 degrees 07 minutes 29 seconds East, 358.43 feet and there terminating.

AND

An undivided 0.5% of:

    Part of Government Lots 1 and 2 of Section 2, Town 14 North, Range 23 East, City of Sheboygan and Town of Wilson, Sheboygan County, Wisconsin, described by:

    Commencing at the North Quarter corner of said Section 2; thence South 1 degree 22.7 minutes West (true bearing) 1404.34 feet along the North-South Quarter line of Section 2 to its intersection with the centerline of Black River Road; thence South 41 degrees 41.0 minutes East 837.8 feet along the centerline of Black River Road, now vacated; thence North 89 degrees 39.3 minutes East 163.20 feet to the southwesterly wall of the Edgewater Generating Station Unit 5 car thawing shed and the point of beginning; thence North 31 degrees 50.9 minutes West 283.59 feet along said Southwest wall; thence North 58 degrees 09.1 minutes East 42.71 feet along the Northwesterly end of said car thawing shed end line extended to a retaining wall; thence South 31 degrees 50.9 minutes East 32.21 feet along said retaining wall; thence South 58 degrees 24.9 minutes East 22.36 feet along said retaining wall; thence South 31 degrees 50.9 minutes East 273.00 feet along said retaining wall; thence South 78 degrees 35.1 minutes East 46.69 feet along said retaining wall; thence South 31 degrees 50.9 minutes East 235.34 feet along said retaining wall extended to a point 25.00 feet Northeasterly of, measured at right angles to the centerline of the conveyor from the car hopper to the sampling house; thence South 45 degrees 14.2 minutes East 235.45 feet parallel to said conveyor centerline to the Northerly margin of a road; thence North 61 degrees 27.5 minutes East 13.46 feet along said northerly margin; thence South 45 degrees 29.6 minutes East 78.32 feet parallel with and 10 feet northeasterly of the northeasterly building line of the said sampling house; thence South 43 degrees 51.9 minutes West 39.49 feet parallel with and 10 feet southeasterly of the southeasterly building line of the said sampling house; thence South 45 degrees 29.6 minutes East 18.47 feet; thence South 43 degrees 51.9 minutes West 53.55 feet; thence North 43 degrees 20 minutes West 515.49 feet to the southwest corner of the car hopper; thence North 31 degrees 50.9 minutes West 64.08 feet along the southwesterly wall of the car hopper; thence North 58 degrees 09.1 minutes East 14.33 feet along the northwesterly wall of the car hopper to the southwesterly wall of the thawing shed; thence North 31 degrees 50.9 minutes West 86.58 feet along last said wall to the point of beginning.

PART II - PROPERTY LOCATED IN MICHIGAN

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